Exhibit 99.1

1.  HealthCor Management, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

2.  HealthCor Associates, LLC, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

3.  HealthCor Hybrid Offshore Master Fund, L.P., 152 W. 57th Street,

43rd Floor, New York, NY  10019;

4.  HealthCor Hybrid Offshore GP, LLC, 152 W. 57th Street, 43rd Floor,

New York, NY  10019;

5.  HealthCor Group, LLC, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

6.  HealthCor Partners Management, L.P., 152 W. 57th Street, 43rd Floor,

New York, NY  10019;

7.  HealthCor Partners Management GP, LLC, 152 W. 57th Street, 43rd Floor,

New York, NY  10019;

8.  HealthCor Partners Fund, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

9. HealthCor Partners, L.P., 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

10. HealthCor Partners GP, LLC, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

11. Jeffrey C. Lightcap, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;

12. Arthur Cohen, 12 South Main Street, Suite 203, Norwalk, CT  06854

13. Joseph Healey, 152 W. 57th Street, 43rd Floor, New York,

NY  10019;